Exhibit 5.1

[LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P.]

December 19, 2008

Board of Directors
MB Financial, Inc.
800 West Madison Street
Chicago, Illinois  60607

Re: MB Financial, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to MB Financial, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company: (i) common stock, par value $0.01 per share (the “Common Stock”); (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) depositary shares representing a fraction of a share of a particular class or series of Preferred Stock (the “Depositary Shares”); (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”); (v) contracts to purchase or sell (A) Common Stock, Preferred Stock or Depositary Shares, (B) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the securities referred to in subclauses (A)-(B) of this clause (v), (C) currencies or (D) commodities (the “Purchase Contracts”); and (vi) units, to be comprised of two or more of the Securities, as defined below (the “Units”).  The Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts and the Units are collectively referred to as the “Securities.”  We also acted as special counsel to the Company in connection with the issuance by the Company of (i) 196,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Treasury Warrant”) to purchase up to 1,012,048 shares of Common Stock (the “Treasury Warrant Shares”) to the United States Department of the Treasury (“Treasury”) on December 5, 2008 pursuant to Treasury’s Troubled Asset Relief Program Capital Purchase Program.  The Preferred Stock, Warrants and Common Stock covered by the Registration Statement include the Series A Preferred Stock, the Treasury Warrant and the Treasury Warrant Shares, respectively, which may be resold by Treasury or any person to whom Treasury has transferred its registration rights under the terms of and in accordance with that certain Letter Agreement, dated December 5, 2008, between the Company and Treasury (including the schedules thereto and the “Securities Purchase Agreement Standards Terms” attached as Exhibit A thereto).

MB Financial, Inc.
December 19, 2008

In our capacity as your special counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion letter.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

In connection with this opinion letter, we have also assumed that: (i) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iii) each person signing the applicable transaction documents will have the legal capacity and authority to do so; (iv) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, the Company will have such number of shares of Common Stock and/or Preferred Stock as are to be so offered and sold, authorized and available for issuance; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed herein as to the legal validity, binding effect and enforceability of the obligations of the Company with respect to certain of the Securities are specifically qualified to the extent that the legal validity, binding effect or enforceability of such obligations may be subject to or limited by: (i) applicable bankruptcy, insolvency, reorganization, conservatorship, receivorship, liquidation, voidable preference, moratorium and other statutory or decisional laws relating to or affecting creditors= rights generally or the reorganization of financial institutions (including, without limitation, preference and fraudulent conveyance or transfer laws), heretofore or hereafter enacted or in effect; (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, whether enforcement is sought at law or in equity including, without limitation, the exercise of judicial or administrative discretion with respect to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; (iii) the availability of injunctive relief or other equitable remedies; and (iv) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest.

MB Financial, Inc.
December 19, 2008

We express no opinion (i) as to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable or against public policy; (ii) as to provisions which purport to establish evidentiary standards; (iii) as to provisions relating to venue, governing law, disclaimers or liability limitations with respect to third parties; (iv) as to any anti-trust or state securities laws; (v) as to provisions regarding indemnification, waiver of the right to jury trial or waiver of objections to jurisdiction, each of which may be subject to limitations of public policy; (vi) as to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; or (vii) provisions which purport or would operate to render ineffective any waiver or modification not in writing.

Our opinions set forth below are limited to the matters expressly set forth in this opinion letter.  No opinion is to be implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are limited solely to matters involving the application of the General Corporation Law of the State of Maryland and the contract laws of the State of New York, and we express no opinion with respect to the laws of any other jurisdiction.  To the extent that the laws of any other jurisdiction govern the legal validity, binding effect and enforceability of any obligation of the Company as to which we opine herein, we have assumed that the laws of such other jurisdiction do not differ, in any respect material to such opinion, from the laws of the State of New York as currently in effect and the judicial and administrative interpretations thereof.  The opinions expressed herein concern only the effect of laws as now in effect and are rendered as of the date hereof.  We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if we become aware of any facts that might change the opinions expressed herein after the date of this opinion letter.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.           With respect to any shares of Common Stock to be issued other than the Treasury Warrant Shares, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (b) the terms of the issuance and sale of the Common Stock have been established so as to not violate any applicable law or the Company’s charter or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s bylaws) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not

MB Financial, Inc.
December 19, 2008

less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.           With respect to any shares of Preferred Stock to be issued other than the Series A Preferred Stock, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the designations, preferences, limitations and relative rights of such Preferred Stock (the “Preferred Stock Resolutions”); (b) the Preferred Stock Resolutions have been included as part of articles supplementary for such Preferred Stock duly filed with the Department of Assessments and Taxation of the State of Maryland; (c) the terms of the Preferred Stock and of their issuance and sale have been established so as to not violate any applicable law or the Company’s charter or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s bylaws) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.           With respect to any Warrants to be issued other than the Treasury Warrant, when (a) an agreement for the Warrants that has been approved by the Board (“Warrant Agreement”) has been duly executed and delivered by the Company and by a warrant agent appointed by the Company; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the Warrants and their underlying Securities, the terms of the offering thereof and related matters, including, in the case of Warrants to purchase Preferred Stock, the adoption of resolutions relating to the designations, preferences, limitations and relative rights of such Preferred Stock, which resolutions have been included as part of articles supplementary for

MB Financial, Inc.
December 19, 2008

such Preferred Stock duly filed with the Department of Assessments and Taxation of the State of Maryland; (c) the terms of the Warrants and of their issuance and sale have been established so as to not violate any applicable law or the Company’s charter or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates evidencing the Warrants have been executed and authenticated in accordance with the terms of the related Warrant Agreement; and (e) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.           With respect to any Depositary Shares to be issued, when: (a) the related Deposit Agreement has been duly authorized and validly executed and delivered by the Company and by a bank or trust company appointed as depositary by the Company (the “Depositary”) that meets the requirements for a depositary as described in the Registration Statement and as provided in the applicable Deposit Agreement; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the Depositary Shares and related shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the designations, preferences, limitations and relative rights of such related Preferred Stock (the “Related Preferred Stock Resolutions”); (c) the Related Preferred Stock Resolutions have been included as part of articles supplementary for the related Preferred Stock duly filed with the Department of Assessments and Taxation of the State of Maryland; (d) the terms of the Depositary Shares and the related Preferred Stock and of the issuance and sale of each have been established so as to not violate any applicable law or the Company’s charter or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (e) the shares of the related Preferred Stock have been deposited with the Depositary; and (f) the depositary receipts representing the Depositary Shares have been duly executed, authenticated, countersigned, registered and issued, sold and delivered in the manner and for the consideration stated in the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable.

5.           With respect to any Purchase Contacts to be issued, when: (a) such Purchase Contracts have been duly executed and delivered by the parties thereto; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Purchase

MB Financial, Inc.
December 19, 2008

Contracts and their underlying Securities, the terms of the offering thereof and related matters; (c) the terms of the Purchase Contracts and of their issuance and sale have been established so as to not violate any applicable law or the Company’s charter or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) the Purchase Contracts have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.           With respect to any Units to be issued, when: (a) the agreements, if any, relating to the Units that have been approved by the Board (the “Unit Agreements”) have been duly executed and delivered by the parties thereto; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Units and their component Securities, the terms of the offering thereof and related matters; (c) the terms of the Units and their component Securities and of their issuance and sale have been established so as to not violate any applicable law or the Company’s charter or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates, if any, evidencing the Units have been executed and authenticated in accordance with the terms of the relevant Unit Agreement; and (e) the Units and their component securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.           The shares of Series A Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

8.           The Treasury Warrant has been duly authorized and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

9.           The Warrant Shares have been duly authorized and upon issuance in connection with the exercise of the Treasury Warrant in accordance with the terms thereof, including payment to the Company of the exercise price for such shares in full, such Warrant Shares will be validly issued, fully paid and non-assessable.

MB Financial, Inc.
December 19, 2008

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus included therein.  In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

By:	/s/ Silver, Freedman & Taff, L.L.P.
SILVER, FREEDMAN & TAFF L.L.P.